Exhibit 10.2

AMENDMENT TO
NON-COMPETITION AND NON-SOLICITATION AGREEMENT
MITIGATION CLAUSE WAIVER

WHEREAS, Jens Meyerhoff (“Employee”) and First Solar, Inc. (“Employer”) are party to a Non-Competition and Non-Solicitation Agreement effective as of October 31, 2006 (as amended and in effect on the date hereof, the “NonCompete Agreement”) and an Amended and Restated Employment Agreement effective as of December 30 2008 (as amended and in effect on the date hereof (the “Employment Agreement”);

WHEREAS, on September 30, 2011, Employee's employment with Employer will terminate without “cause” (as defined in the Employment Agreement);

WHEREAS, Employee is eligible to receive certain severance payments under the Employment Agreement if the release condition set forth in the Section 1.5(b)(ii) of the Employment Agreement Section is timely satisfied;

WHEREAS, Employee has indicated that he will timely satisfy the release condition;

WHEREAS, Section 1.5(b)(iii) of the Employment Agreement is a mitigation clause that provides for the reduction of Employee's severance payments by the amount of compensation earned by Employee from other employment in the twenty-four month period following the employment termination;

WHEREAS, Employee wishes Employer to waive the mitigation clause of Section 1.5(b)(iii) of the Employment Agreement;

WHEREAS, Employer wishes to extend the “Restricted Period” under the NonCompete Agreement from twenty-four months to thirty-six months after Employee's termination of employment;

NOW, THEREFORE, effective September 30, 2011, the parties agree as follows:

1.	Section 1.1 of the NonCompete Agreement is amended to increase the Restricted Period from twenty-four to thirty-six months following Employee's termination of employment.

2.	Employer waives the mitigation clause of Section 1.5(b)(ii) of the Employment Agreement and shall have no further force and effect.

3. Except as provided above, the NonCompete Agreement and Employment Agreement shall remain in full force and effect.

Signed:	/s/ Jens Meyerhoff Jens Meyerhoff
Agreed to by First Solar, Inc.
By: /s/ Carol Campbell Carol Campbell Its: Executive Vice President, Human Resources